Exhibit 10.2

THE MEN’S WEARHOUSE, INC.

1996 LONG-TERM INCENTIVE PLAN

(As Amended and Restated
Effective March 29, 2004)

TABLE OF CONTENTS

Section

ARTICLE I — ESTABLISHMENT, PURPOSE AND DURATION
Establishment	1.1
Purpose of the Plan	1.2
Duration of Authority to Make Grants Under the Plan	1.3
ARTICLE II — DEFINITIONS
Affiliate	2.1
Award	2.2
Award Agreement	2.3
Board	2.4
Cash-Based Award	2.5
Code	2.6
Committee	2.7
Company	2.8
Corporate Change	2.9
Covered Employee	2.10
Deferred Stock Unit	2.11
Deferred Stock Unit Award	2.12
Disability	2.13
Effective Date	2.14
Employee	2.15
Exchange Act	2.16
Fair Market Value	2.17
Fiscal Year	2.18
Freestanding SAR	2.19
Holder	2.20
Incentive Stock Option or ISO	2.21
Mature Shares	2.22
Nonqualified Stock Option or NQSO	2.23
Option	2.24
Option Price	2.25
Optionee	2.26
Option Agreement	2.27
Other Stock-Based Award	2.28
Parent Corporation	2.29
Performance-Based Award	2.30
Performance-Based Compensation	2.31
Performance Goals	2.32
Performance Period	2.33
Performance Stock Award	2.34
Performance Unit Award	2.35
Period of Restriction	2.36
Plan	2.37
Restricted Stock	2.38
Restricted Stock Award	2.39
Retirement	2.40
Stock Appreciation Right or SAR	2.41
Stock	2.42
Subsidiary Corporation	2.43
Tandem SAR	2.44

i

Section

Ten Percent Stockholder	2.45
Termination of Employment	2.46
TMW Group	2.47
ARTICLE III — ELIGIBILITY AND PARTICIPATION
Eligibility	3.1
Participation	3.2
ARTICLE IV — GENERAL PROVISIONS RELATING TO AWARDS
Authority to Grant Awards	4.1
Dedicated Shares; Maximum Awards	4.2
Non-Transferability	4.3
Requirements of Law	4.4
Changes in the Company’s Capital Structure	4.5
Election Under Section 83(b) of the Code	4.6
Forfeiture for Cause	4.7
Forfeiture Events	4.8
ARTICLE V — OPTIONS
Authority to Grant Options	5.1
Type of Options Available	5.2
Option Agreement	5.3
Option Price	5.4
Duration of Options	5.5
Amount Exercisable	5.6
Exercise of Options	5.7
Transferability of Options	5.8
Notification of Disqualifying Disposition	5.9
No Rights as Stockholder	5.10
$100,000 Limitation on Incentive Stock Options	5.11
ARTICLE VI — STOCK APPRECIATION RIGHTS
Authority to Grant Stock Appreciation Rights Awards	6.1
Type of Stock Appreciation Rights Available	6.2
Stock Appreciation Right Agreement	6.3
Term of Stock Appreciation Rights	6.4
Exercise of Freestanding SARs	6.5
Exercise of Tandem SARs	6.6
Payment of SAR Amount	6.7
Termination of Employment	6.8
Nontransferability of SARs	6.9
No Rights as Stockholder	6.10
Restrictions on Stock Received	6.11
ARTICLE VII — RESTRICTED STOCK AWARDS
Restricted Stock Awards	7.1
Holder’s Rights as Stockholder	7.2
ARTICLE VIII — DEFERRED STOCK UNIT AWARDS
Authority to Grant Deferred Stock Unit Awards	8.1
Deferred Stock Unit Awards	8.2
Deferred Stock Unit Award Agreement	8.3
Payments Under Deferred Stock Unit Awards	8.4
Holder’s Rights as Stockholder	8.5
ARTICLE IX — PERFORMANCE STOCK AND PERFORMANCE UNIT AWARDS
Authority to Grant Performance Stock and Performance Unit Awards	9.1

ii

Section

Rights as Stockholder	9.2
Increases Prohibited	9.3
ARTICLE X — CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS
Authority to Grant Cash-Based Awards	10.1
Authority to Grant Other Stock-Based Awards	10.2
Value of Cash-Based Awards and Other Stock-Based Awards	10.3
Payment of Cash-Based Awards and Other Stock-Based Awards	10.4
Termination of Employment	10.5
Nontransferability	10.6
ARTICLE XI — SUBSTITUTION AWARDS
ARTICLE XII — ADMINISTRATION
Awards	12.1
Authority of the Committee	12.2
Decisions Binding	12.3
No Liability	12.4
ARTICLE XIII — AMENDMENT OR TERMINATION OF PLAN
Amendment, Modification, Suspension, and Termination	13.1
Awards Previously Granted	13.2
ARTICLE XIV — MISCELLANEOUS
Unfunded Plan/ No Establishment of a Trust Fund	14.1
No Employment Obligation	14.2
Tax Withholding	14.3
Written Agreement	14.4
Indemnification of the Committee	14.5
Gender and Number	14.6
Severability	14.7
Headings	14.8
Other Compensation Plans	14.9
Other Awards	14.10
Successors	14.11
Law Limitations/ Governmental Approvals	14.12
Delivery of Title	14.13
Inability to Obtain Authority	14.14
Investment Representations	14.15
Persons Residing Outside of the United States	14.16
No Fractional Shares	14.17
Arbitration of Disputes	14.18
Governing Law	14.19

iii

ARTICLE I

ESTABLISHMENT, PURPOSE AND DURATION

      1.1     Establishment. The Company hereby amends and restates in its entirety as set forth in this document the Company’s incentive compensation plan originally named “The Men’s Wearhouse, Inc. 1996 Stock Option Plan,” which is hereby renamed “The Men’s Wearhouse, Inc. 1996 Long-Term Incentive Plan.” The Plan, as amended and restated, permits the grant of Options (both Incentive Stock Options and Nonqualified Stock Options), Stock Appreciation Rights, Restricted Stock, Deferred Stock Units, Performance Stock Awards, Performance Units, Cash-Based Awards, and Other Stock-Based Awards. The Plan shall become effective and shall be deemed to have been adopted on the date the Plan is approved by the Board if within one year of that date it shall have been approved by the holders of at least a majority of the outstanding shares of voting stock of the Company or if the provisions of the corporate charter, by-laws or applicable state law prescribes a greater degree of stockholder approval for this action, the approval by the holders of that percentage, at a meeting of stockholders (the “Effective Date”), and shall remain in effect as provided in Section 1.3.

      1.2     Purpose of the Plan. The purpose of the Plan is to reward certain corporate officers and other employees of the Company and its Affiliates (collectively, the “TMW Group”) by enabling them to acquire shares of common stock of the Company and to receive other compensation based on the increase in value of the common stock of the Company or certain other performance measures. The Plan is intended to advance the best interests of the Company, its Affiliates and its stockholders by providing those persons who have substantial responsibility for the management and growth of the TMW Group with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment with the TMW Group.

      1.3     Duration of Authority to Make Grants Under the Plan. No Awards may be granted under the Plan on or after the tenth anniversary of the Effective Date. The applicable provisions of the Plan will continue in effect with respect to an Award granted under the Plan for as long as such Award remains outstanding.

ARTICLE II

DEFINITIONS

      The words and phrases defined in this Article shall have the meaning set out below throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.

      2.1     “Affiliate” means any corporation, partnership, limited liability company or association, trust or other entity or organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (a) to vote more than 50 percent (50%) of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

      2.2     “Award” means, individually or collectively, a grant under the Plan of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock Units, Performance Stock Awards, Performance Units, Cash-Based Awards, and Other Stock-Based Awards, in each case subject to the terms and provisions of the Plan.

      2.3     “Award Agreement” means an agreement that sets forth the terms and conditions applicable to an Award granted under the Plan.

      2.4     “Board” means the board of directors of the Company.

      2.5     “Cash-Based Award” means an Award granted to a Holder pursuant to Article X.

      2.6     “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

      2.7     “Committee” means a committee of at least two persons, who are members of the Compensation Committee of the Board and are appointed by the Compensation Committee of the Board, or, to the extent it chooses to operate as the Committee, the Compensation Committee of the Board. Each member of the Committee in respect of his or her participation in any decision with respect to an Award intended to satisfy the requirements of section 162(m) of the Code must satisfy the requirements of “outside director” status within the meaning of section 162(m) of the Code; provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. As to Awards, grants or other transactions that are authorized by the Committee and that are intended to be exempt under Rule 16b-3, the requirements of Rule 16b-3(d)(1) with respect to committee action must also be satisfied.

      2.8     “Company” means The Men’s Wearhouse, Inc., a Texas corporation, or any successor (by reincorporation, merger or otherwise).

      2.9     “Corporate Change” shall have the meaning ascribed to that term in Section 4.5(c).

      2.10     “Covered Employee” means a Holder who is a “covered employee,” as defined in section 162(m) of the Code and the regulations promulgated thereunder, or any successor statute.

      2.11     “Deferred Stock Unit” means a unit credited to a Holder’s ledger account maintained by the Company pursuant to Article VIII.

      2.12     “Deferred Stock Unit Award” means an Award granted pursuant to Article VIII.

      2.13     “Disability” means as determined by the Committee in its discretion exercised in good faith, a physical or mental condition of the Holder that would entitle him to payment of disability income payments under the Company’s long-term disability insurance policy or plan for employees as then in effect; or in the event that the Holder is not covered, for whatever reason under the Company’s long-term disability insurance policy or plan for employees or in the event the Company does not maintain such a long-term disability insurance policy, “Disability” means a permanent and total disability as defined in section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Holder shall submit to an examination by such physician upon request by the Committee.

      2.14     “Effective Date” shall have the meaning ascribed to that term in Section 1.1.

      2.15     “Employee” means (a) a person employed by the Company or any Affiliate as a common law employee or (b) a person who has agreed to become a common law employee of the Company or any Affiliate and is expected to become such within six (6) months from the date of a determination made for purposes of the Plan.

      2.16     “Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

      2.17     “Fair Market Value” of the Stock as of any particular date means, if the Stock is traded on a stock exchange, the closing sale price of the Stock on that date as reported on the principal securities exchange on which the Stock is traded, if the Stock is traded in the over-the-counter market, the average between the high bid and low asked price on that date as reported in such over-the-counter market, provided that (a) if the Stock is not so traded, (b) if no closing price or bid and asked prices for the stock was so reported on that date or (c) if, in the discretion of the Committee, another means of determining the fair market value of a share of Stock at such date shall be necessary or advisable, the Committee may provide for another means for determining such fair market value.

      2.18     “Fiscal Year” means the Company’s fiscal year.

      2.19     “Freestanding SAR” means a SAR that is granted independently of any Option pursuant to Article VI.

      2.20     “Holder” means a person who has been granted an Award or any person who is entitled to receive Shares (and/or cash in the case of a Stock Appreciation Right) under an Award.

      2.21     “Incentive Stock Option” or “ISO” means an option which is intended, as evidenced by its designation, as an incentive stock option within the meaning of section 422 of the Code, the award of which contains such provisions (including but not limited to the receipt of stockholder approval of the Plan, if the Award is made prior to such approval) and is made under such circumstances and to such persons as may be necessary to comply with that section.

      2.22     “Mature Shares” means shares of Stock that the Holder has held for at least six months.

      2.23     “Nonqualified Stock Option” or “NQSO” means an Option that is designated as a nonqualified stock option. Any Option granted hereunder that is not designated as an incentive stock option shall be deemed to be designated a nonqualified stock option under the Plan and not an incentive stock option under the Code.

      2.24     “Option” means an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to Article V.

      2.25     “Option Price” shall have the meaning ascribed to that term in Section 5.4.

      2.26     “Optionee” means a person who is granted an Option under the Plan.

      2.27     “Option Agreement” means a written contract setting forth the terms and conditions of an Option.

      2.28     “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms and provisions of the Plan that is granted pursuant to Article X.

      2.29     “Parent Corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

      2.30     “Performance-Based Award” means a Performance Stock Award, a Performance Unit, or a Cash-Based Award granted to a Holder under which the fulfillment of performance goals determines the degree of payout or vesting.

      2.31     “Performance-Based Compensation” means compensation under an Award that satisfies the requirements of section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

      2.32     “Performance Goals” means one or more of the criteria described in Article IX on which the performance goals applicable to an Award are based.

      2.33     “Performance Period” means the period of time during which the performance goals applicable to a Performance-Based Award must be met.

      2.34     “Performance Stock Award” means an Award granted to a Holder pursuant to Article IX.

      2.35     “Performance Unit Award” means an Award granted to a Holder pursuant to Article IX.

      2.36     “Period of Restriction” means the period during which Restricted Stock is subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article VII.

      2.37     “Plan” means The Men’s Wearhouse, Inc. 1996 Long-Term Incentive Plan, as set forth in this document and as it may be amended from time to time.

      2.38     “Restricted Stock” means shares of restricted Stock issued or granted under the Plan pursuant to Article VII.

      2.39     “Restricted Stock Award” means an authorization by the Committee to issue or transfer Restricted Stock to a Holder.

      2.40     “Retirement” means retirement in accordance with the terms of a retirement plan that is qualified under section 401(a) of the Code and maintained by the Company or an Affiliate in which the Holder is a participant.

      2.41     “Stock Appreciation Right” or “SAR” means any stock appreciation right granted pursuant to Article VI of the Plan.

      2.42     “Stock” means the common stock of the Company, $.01 par value per share (or such other par value as may be designated by act of the Company’s stockholders).

      2.43     “Subsidiary Corporation” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

      2.44     “Tandem SAR” means a SAR that is granted in connection with a related Option pursuant to Article VI, the exercise of which shall require forfeiture of the right to purchase a share of the Stock under the related Option (and when a share of the Stock is purchased under the Option, the Tandem SAR shall similarly be canceled).

      2.45     “Ten Percent Stockholder” means an individual who, at the time the Option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock or series of the Company or of any Parent Corporation or Subsidiary Corporation. An individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust, shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries.

      2.46     “Termination of Employment” means, in the case of an Award other than an Incentive Stock Option, the termination of the Award recipient’s employment relationship with the Company and all Affiliates. “Termination of Employment” means, in the case of an Incentive Stock Option, the termination of the Optionee’s employment relationship with all of the Company, any Parent Corporation, any Subsidiary Corporation and any parent or subsidiary corporation (within the meaning of section 422(a)(2) of the Code) of any such corporation that issues or assumes an Incentive Stock Option in a transaction to which section 424(a) of the Code applies.

      2.47     “TMW Group” shall have the meaning ascribed to that term in Section 1.2.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

      3.1     Eligibility. The persons who are eligible to receive Awards under the Plan are Employees who have substantial responsibility for or involvement with the management and growth of one or more members of the TMW Group; provided that George Zimmer and James Zimmer shall not be eligible to participate in the Plan. However, only those persons who are, on the dates of grant, key employees of the Company or any Parent Corporation or Subsidiary Corporation are eligible for grants of Incentive Stock Options under the Plan.

      3.2     Participation. Subject to the terms and provisions of the Plan, the Committee may, from time to time, select from all eligible Employees those persons to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE IV

GENERAL PROVISIONS RELATING TO AWARDS

      4.1     Authority to Grant Awards. The Committee may grant Awards to those Employees as the Committee shall from time to time determine, under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the number of shares of Stock or other value to be covered by any Award to be granted under the Plan shall be as determined by the Committee in its sole discretion.

      4.2     Dedicated Shares; Maximum Awards. The aggregate number of shares of Stock with respect to which Awards may be granted under the Plan is 1,850,000. The aggregate number of shares of Stock with respect to which Incentive Stock Options may be granted under the Plan is 1,850,000. The aggregate number of shares of Stock with respect to which Nonqualified Stock Options may be granted under the Plan is 1,850,000. The aggregate number of shares of Stock with respect to which Stock Appreciation Rights may be granted under the Plan is 1,850,000. The aggregate number of shares of Stock with respect to which Restricted Stock Awards may be granted under the Plan is 925,000. The aggregate number of shares of Stock with respect to which Performance Stock Awards may be granted under the Plan is 925,000. The maximum number of shares of Stock with respect to which Incentive Stock Options may be granted to an Employee during a Fiscal Year is 600,000. The maximum number of shares of Stock with respect to which Nonqualified Stock Options may be granted to an Employee during a Fiscal Year is 600,000. The maximum number of shares of Stock with respect to which Stock Appreciation Rights may be granted to an Employee during a Fiscal Year is 600,000. The maximum number of shares of Stock with respect to which Restricted Stock Awards may be granted to an Employee during a Fiscal Year is 450,000. The maximum amount with respect to which Deferred Stock Unit Awards may be granted to an Employee during a Fiscal Year may not exceed in value the Fair Market Value of 450,000 shares of Stock determined as of the date of grant. The maximum number of shares of Stock with respect to which Performance Stock Awards may be granted to an Employee during a Fiscal Year is 450,000. The maximum number of shares of Stock with respect to which Performance Unit Awards may be granted to an Employee during a Fiscal Year is 450,000. The maximum number of shares of Stock with respect to which Other Stock-Based Awards may be granted to an Employee during a Fiscal Year is 450,000. The maximum aggregate amount with respect to which Cash-Based Awards may be awarded or credited to an Employee during a Fiscal Year may not exceed in value $3,000,000 determined as of the date of grant. The maximum aggregate amount with respect to which Performance Unit Awards may be awarded or credited to an Employee during a Fiscal Year may not exceed in value $3,000,000 determined as of the date of grant. Each of the foregoing numerical limits stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5. The number of shares of Stock stated in this Section 4.2 shall also be increased by such number of shares of Stock as become subject to substitute Awards granted pursuant to Article XI; provided, however, that such increase shall be conditioned upon the approval of the stockholders of the Company to the extent stockholder approval is required by law or applicable stock exchange rules. If any outstanding Award expires or terminates for any reason, is settled in cash in lieu of shares of Stock or any Award is surrendered, the shares of Stock allocable to the unexercised portion of that Award may again be subject to an Award granted under the Plan. If shares of Stock are withheld from payment of an Award to satisfy tax obligations with respect to the Award, such shares of Stock will not count against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan. If a Stock Appreciation Right is exercised, only the number of shares of Stock actually issued shall be charged against the maximum number of shares of Stock that may be delivered pursuant to Awards under the Plan.

      4.3     Non-Transferability. Except as specified in the applicable Award Agreements or in domestic relations court orders, Awards shall not be transferable by the Holder other than by will or under the laws of descent and distribution, and shall be exercisable, during the Holder’s lifetime, only by him or her. In the discretion of the Committee, any attempt to transfer an Award other than under the terms of the Plan and the applicable Award Agreement may terminate the Award.

      4.4     Requirements of Law. The Company shall not be required to sell or issue any shares of Stock under any Award if issuing those shares of Stock would constitute or result in a violation by the Holder or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any other Award, the Company shall not be required to issue any shares of Stock unless the Committee has received evidence satisfactory to it to the effect that the Holder will not transfer the shares of Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any shares of Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the shares of Stock issuable on exercise of an Option or pursuant to any other Award are not registered, the Company may imprint on the certificate evidencing the shares of Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law, or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause or enable the exercise of an Option or any other Award, or the issuance of shares of Stock pursuant thereto, to comply with any law or regulation of any governmental authority.

      4.5     Changes in the Company’s Capital Structure.

      (a) The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Stock or Stock rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

      (b) If the Company shall effect a subdivision or consolidation of Stock or other capital readjustment, the payment of a Stock dividend, or other increase or reduction of the number of shares of Stock outstanding, without receiving compensation therefor in money, services or property, then (1) the number, class or series and per share price of Stock subject to outstanding Options or other Awards under the Plan shall be appropriately adjusted in such a manner as to entitle a Holder to receive upon exercise of an Option or other Award, for the same aggregate cash consideration, the equivalent total number and class or series of Stock the Holder would have received had the Holder exercised his or her Option or other Award in full immediately prior to the event requiring the adjustment, and (2) the number and class or series of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class or series of Stock then reserved, that number and class or series of Stock that would have been received by the owner of an equal number of outstanding shares of Stock of each class or series of Stock as the result of the event requiring the adjustment.

      (c) If while unexercised Options or other Awards remain outstanding under the Plan (1) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Company immediately prior to such merger, consolidation or other reorganization), (2) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity wholly-owned by the Company), (3) the Company is to be dissolved or (4) the Company is a party to any other corporate transaction (as defined under section 424(a) of the Code and applicable Department of Treasury regulations) that is not described in clauses (1), (2) or (3) of this sentence (each such event is referred to herein as a “Corporate Change”), then, except as otherwise provided in an Award Agreement (provided that such exceptions shall not apply in the case of a reincorporation merger), or as a result of the Committee’s effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Award then outstanding may be exercised, and no later than ten days after the approval by the stockholders of the Company of such Corporate Change, the Committee, acting in its sole and absolute discretion without the consent or approval of any Holder, shall act to effect one or more of the following alternatives, which may vary among individual Holders and which may vary among Awards held by any individual Holder (provided that, with respect to a reincorporation merger in which Holders of the Company’s ordinary shares will receive one ordinary share of the successor corporation for each ordinary share of the Company, none of such alternatives shall apply and, without Committee action, each Award shall automatically convert into a similar award of the successor corporation exercisable for the same number of ordinary shares of the successor as the Award was exercisable for ordinary shares of Stock of the Company):

(1) accelerate the time at which some or all of the Awards then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all such Awards that remain unexercised and all rights of Holders thereunder shall terminate;

(2) require the mandatory surrender to the Company by all or selected Holders of some or all of the then outstanding Awards held by such Holders (irrespective of whether such Awards are then exercisable under the provisions of the Plan or the applicable Award Agreement evidencing such Award) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Award and the Company shall pay to each such Holder an amount of cash per share equal to the excess, if any, of the per share price offered to stockholders of the Company in connection with such Corporate Change over the exercise prices under such Award for such shares;

(3) with respect to all or selected Holders, have some or all of their then outstanding Awards (whether vested or unvested) assumed or have a new award of a similar nature substituted for some or all of their then outstanding Awards under the Plan (whether vested or unvested) by an entity which is a party to the transaction resulting in such Corporate Change and which is then employing such Holder or which is affiliated or associated with such Holder in the same or a substantially similar manner as the Company prior to the Corporate Change, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the Stock subject to the Award immediately after the assumption or substitution over the aggregate exercise price of such Stock is equal to the excess of the aggregate fair market value of all Stock subject to the Award immediately before such assumption or substitution over the aggregate exercise price of such Stock, and (B) the assumed rights under such existing Award or the substituted rights under such new Award as the case may be will have the same terms and conditions as the rights under the existing Award assumed or substituted for, as the case may be;

(4) provide that the number and class or series of Stock covered by an Award (whether vested or unvested) theretofore granted shall be adjusted so that such Award when exercised shall thereafter cover the number and class or series of Stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the Holder had been the holder of record of the number of shares of Stock then covered by such Award; or

(5) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole and absolute discretion that no such adjustment is necessary).

      In effecting one or more of alternatives in (3), (4) or (5) immediately above, and except as otherwise may be provided in an Award Agreement, the Committee, in its sole and absolute discretion and without the consent or approval of any Holder, may accelerate the time at which some or all Awards then outstanding may be exercised.

      (d) In the event of changes in the outstanding Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 4.5, any outstanding Award and any Award Agreements evidencing such Award shall be subject to adjustment by the Committee in its sole and absolute discretion as to the number and price of Stock or other consideration subject to such Award. In the event of any such change in the outstanding Stock, the aggregate number of shares of Stock available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

      (e) After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Holder shall be entitled to have his Restricted Stock appropriately adjusted based on the manner in which the shares of Stock were adjusted under the terms of the agreement of merger or consolidation.

      (f) The issuance by the Company of stock of any class or series, or securities convertible into, or exchangeable for, stock of any class or series, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion or exchange of stock or obligations of the Company convertible into, or exchangeable for, stock or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class or series, or price of shares of Stock then subject to outstanding Options or other Awards.

      4.6     Election Under Section 83(b) of the Code. No Holder shall exercise the election permitted under section 83(b) of the Code with respect to any Award without the written approval of the Chief Financial Officer of the Company. Any Holder who makes an election under section 83(b) of the Code with respect to any Award without the written approval of the Chief Financial Officer of the Company may, in the discretion of the Committee, forfeit any or all Awards granted to him or her under the Plan.

      4.7     Forfeiture for Cause. Notwithstanding any other provision of the Plan or an Award Agreement, if the Committee finds by a majority vote that a Holder, before or after his Termination of Employment (a) committed a fraud, embezzlement, theft, felony or an act of dishonesty in the course of his employment by the Company or an Affiliate which conduct damaged the Company or an Affiliate or (b) disclosed trade secrets of the Company or an Affiliate, then as of the date the Committee makes its finding, any Awards awarded to the Holder that have not been exercised by the Holder (including all Awards that have not yet vested) will be forfeited to the Company. The findings and decision of the Committee with respect to such matter, including those regarding the acts of the Holder and the damage done to the Company, will be final for all purposes. No decision of the Committee, however, will affect the finality of the discharge of the individual by the Company or an Affiliate.

      4.8     Forfeiture Events. The Committee may specify in an Award Agreement that the Holder’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, Termination of Employment for cause, termination of the Holder’s provision of services to the Company or its Affiliates, violation of material policies of the TMW Group, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Holder, or other conduct by the Holder that is detrimental to the business or reputation of the TMW Group.

ARTICLE V

OPTIONS

      5.1     Authority to Grant Options. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Options under the Plan to eligible persons in such number and upon such terms as the Committee shall determine.

      5.2     Type of Options Available. Options granted under the Plan may be Incentive Stock Options intended to satisfy the requirements of section 422 of the Code or Nonqualified Stock Options that are not intended to satisfy the requirements of section 422 of the Code.

      5.3     Option Agreement. Each Option grant under the Plan shall be evidenced by an Option Agreement that shall specify (a) whether the Option is intended to be an ISO or a NQSO, (b) the Option Price, (c) the duration of the Option, (d) the number of shares of Stock to which the Option pertains, (e) the exercise restrictions applicable to the Option, and (f) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. Notwithstanding the designation of an Option as an

ISO in the applicable Option Agreement, to the extent the limitations of section 422 of the Code are exceeded with respect to the Option, the portion of the Option in excess of the limitation shall be treated as a NQSO.

      5.4     Option Price. The price at which shares of Stock may be purchased under an Option (the “Option Price”) shall not be less than 100 percent (100%) of the Fair Market Value of the shares of Stock on the date the Option is granted. However, in the case of a Ten Percent Stockholder, the Option Price for an Incentive Stock Option shall not be less than 110 percent (110%) of the Fair Market Value of the shares of Stock on the date the Incentive Stock Option is granted. Subject to the limitations set forth in the preceding sentences of this Section 5.4, the Committee shall determine the Option Price for each grant of an Option under the Plan.

      5.5     Duration of Options. An Option shall not be exercisable after the earlier of (i) the general term of the Option specified in Section 5.5(a), or (ii) the period of time specified herein that follows the Optionee’s death, Disability, Retirement or other Termination of Employment. Unless the Optionee’s applicable Option Agreement specifies otherwise, an Option shall not continue to vest after the Optionee’s Termination of Employment for any reason other than the death or Disability of the Optionee.

      (a) General Term of Option. Unless the Option Agreement specifies a shorter general term, an Option shall expire on the tenth anniversary of the date the Option is granted. Notwithstanding the foregoing, unless the Option Agreement specifies a shorter term, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, the Option shall expire on the fifth anniversary of the date the Option is granted.

      (b) Early Termination of Option Due to Termination of Employment Other Than for Death, Disability or Retirement. Except as may be otherwise expressly provided by the Committee in an Option Agreement, an Option shall terminate on the earlier of (1) the date of the expiration of the general term of the Option or (2) the date that is one day less than one month after the date of the Optionee’s Termination of Employment, whether with or without cause, for any reason other than the death, Disability or Retirement of the Optionee, during which period the Optionee shall be entitled to exercise the Option in respect of the number of shares of Stock that the Optionee would have been entitled to purchase had the Optionee exercised the Option on the date of such Termination of Employment. The Committee shall determine whether an authorized leave of absence, absence on military or government service, or any other absence from service shall constitute a termination of the employment relationship between the Optionee and the Company and all Affiliates. Notwithstanding the foregoing, in the case of an Incentive Stock Option, if an Optionee has an authorized leave of absence from employment with the Company, a Parent Corporation or a Subsidiary Corporation that exceeds 90 days and the Optionee’s right to reemployment is not guaranteed by either statute or contract, the Optionee will be deemed to incur a Termination of Employment on the 91st day of such leave.

      (c) Early Termination of Option Due to Death. Unless the Committee specifies otherwise in the applicable Option Agreement, in the event of the Optionee’s Termination of Employment due to death before the date of expiration of the general term of the Option, the Optionee’s Option shall terminate on the earlier of the date of expiration of the general term of the Option or the first anniversary of the date of the Optionee’s death, during which period the Optionee’s executors or administrators or such persons to whom such Options were transferred by will or by the laws of descent and distribution, shall be entitled to exercise the Option in respect of the number of shares of Stock that the Optionee would have been entitled to purchase had the Optionee exercised the Option on the date of his death.

      (d) Early Termination of Option Due to Disability. Unless the Committee specifies otherwise in the applicable Option Agreement, in the event of the Termination of Employment due to Disability before the date of the expiration of the general term of the Option, the Optionee’s Option shall terminate on the earlier of the expiration of the general term of the Option or the first anniversary of the date of the Termination of Employment due to Disability, during which period the Optionee shall be entitled to exercise the Option in respect of the number of shares of Stock that the Optionee would have been entitled to purchase had the Optionee exercised the Option on the date of such Termination of Employment.

      (e) Early Termination of Option Due to Retirement. Unless the Committee specifies otherwise in the applicable Option Agreement, in the event of the Optionee’s Termination of Employment due to Retirement before the date of the expiration of the general term of the Option, the Optionee’s Option shall terminate on the earlier of the expiration of the general term of the Option or the first anniversary of the date of the Termination of Employment due to Retirement, during which period the Optionee shall be entitled to exercise the Option in respect of the number of shares of Stock that the Optionee would have been entitled to purchase had the Optionee exercised the Option on the date of such Termination of Employment.

      After the death of the Optionee, the Optionee’s executors, administrators or any person or persons to whom the Optionee’s Option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to the termination of the Option to exercise the Option, in respect to the number of all of the remaining unexercised and unexpired shares of Stock subject to the Option.

      5.6     Amount Exercisable. Each Option may be exercised at the time, in the manner and subject to the conditions the Committee specifies in the Option Agreement in its sole discretion. Unless the Committee specifies otherwise in an applicable Option Agreement, an Option Agreement shall set forth the following terms regarding the exercise of the Option covered by the Option Agreement:

(a) No Option granted under the Plan may be exercised until an Optionee has completed one year of continuous employment with the Company or any subsidiary of the Company following the date of grant;

(b) Beginning on the day after the first anniversary of the date of grant, an Option may be exercised up to 1/3 of the shares subject to the Option;

(c) After the expiration of each succeeding anniversary date of the date of grant, the Option may be exercised up to an additional 1/3 of the shares initially subject to the Option, so that after the expiration of the third anniversary of the date of grant, the Option shall be exercisable in full;

(d) To the extent not exercised, installments shall be cumulative and may be exercised in whole or in part until the Option expires on the tenth anniversary of the date of grant.

      However, the Committee, in its discretion, may change the terms of exercise so that any Option may be exercised so long as it is valid and outstanding from time to time in part or as a whole in such manner and subject to such conditions as the Committee may set. In addition, the Committee, in its discretion, may accelerate the time in which any outstanding Option may be exercised. However, in no event shall any Option be exercisable on or after the tenth anniversary of the date of the grant of the Option.

      5.7     Exercise of Options.

      (a) General Method of Exercise. Subject to the terms and provisions of the Plan and an Optionee’s Option Agreement, Options may be exercised in whole or in part from time to time by the delivery of written notice in the manner designated by the Committee stating (1) that the Optionee wishes to exercise such option on the date such notice is so delivered, (2) the number of shares of Stock with respect to which the Option is to be exercised and (3) the address to which the certificate representing such shares of Stock should be mailed. Except in the case of exercise by a third party broker as provided below, in order for the notice to be effective the notice must be accompanied by payment of the Option Price and any applicable tax withholding amounts which must be made at the time of exercise by any combination of the following: (a) cash, certified check, bank draft or postal or express money order for an amount equal to the Option Price under the Option, (b) Mature Shares with a Fair Market Value on the date of exercise equal to the Option Price under the Option (if approved in advance by the Committee or an executive officer of the Company), (c) an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee or an executive officer of the Company) or (d) except as specified below, any other form of payment which is acceptable to the Committee. If Mature Shares are used for payment by the Optionee, the aggregate Fair Market Value of the shares of Stock tendered must be equal to or less than the aggregate Option Price of the shares of Stock being purchased upon exercise of the Option, and any difference must be paid by cash, certified check, bank draft or postal or express money order payable to the order of the Company.

      If, at the time of receipt by the Company or its delegate of such written notice, (i) the Company has unrestricted surplus in an amount not less than the Option Price of such shares of Stock, (ii) all accrued cumulative preferential dividends and other current preferential dividends on all outstanding shares of preferred stock of the Company have been fully paid, (iii) the acquisition by the Company of its own shares of Stock for the purpose of enabling such Optionee to exercise such Option is otherwise permitted by applicable law, does not require any vote or consent of any stockholder of the Company and does not violate the terms of any agreement to which the Company is a party or by which it is bound, and (iv) there shall have been adopted, and there shall be in full force and effect, a resolution of the Board authorizing the acquisition by the Company of its own shares of stock for such purpose, then such Optionee may deliver to the Company, in payment of the Option Price of the shares of Stock with respect to which such Option is exercised, (x) certificates registered in the name of such Optionee that represent a number of shares of stock legally and beneficially owned by such Optionee (free of all liens, claims and encumbrances of every kind) and having a Fair Market Value on the date of receipt by the Company or its delegate of such written notice that is not greater than the Option Price of the shares of Stock with respect to which such Option is to be exercised, such certificates to be accompanied by stock powers duly endorsed in blank by the record holder of the shares of Stock represented by such certificates, with the signature of such record holder guaranteed by a national banking association, and (y) if the Option Price of the shares of Stock with respect to which such Option is to be exercised exceeds such Fair Market Value, a cashier’s check drawn on a national banking association and payable to the order of the Company, in an amount, in United States dollars, equal to the amount of such excess. Notwithstanding the provisions of the immediately preceding sentence, the Committee, in its sole discretion, may refuse to accept shares of Stock in payment of the Option Price of the shares of Stock with respect to which such Option is to be exercised and, in that event, any certificates representing shares of Stock that were received by the Company or its delegate with such written notice shall be returned to such Optionee, together with notice by the Company or its delegate to such Optionee of the refusal of the Committee to accept such shares of Stock. If, at the expiration of seven business days after the delivery to such Optionee of such written notice from the Company or its delegate, such Optionee shall not have delivered to the Company or its delegate a cashier’s check drawn on a national banking association and payable to the order of the Company in an amount, in United States dollars, equal to the Option Price of the shares of Stock with respect to which such Option is to be exercised, such written notice from the Optionee to the Company or its delegate shall be ineffective to exercise such Option.

      Whenever an Option is exercised by exchanging shares of Stock owned by the Optionee, the Optionee shall deliver to the Company or its delegate certificates registered in the name of the Optionee representing a number of shares of Stock legally and beneficially owned by the Optionee, free of all liens, claims, and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by the certificates, (with signature guaranteed by a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange). The delivery of certificates upon the exercise of Option is subject to the condition that the person exercising the Option provide the Company with the information the Company might reasonably request pertaining to exercise, sale or other disposition of an Option.

      (b) Issuance of Shares. Subject to Section 4.4 and Section 5.7(c), as promptly as practicable after receipt of written notification and payment, in the form required by Section 5.7(a), of an amount of money necessary to satisfy any withholding tax liability that may result from the exercise of such Option, the Company shall deliver to the Optionee certificates for the number of shares with respect to which the Option has been exercised, issued in the Optionee’s name. Delivery of the shares shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the Optionee, at the address specified by the Optionee.

      (c) Exercise Through Third-Party Broker. The Committee may permit an Optionee to elect to pay the Option Price and any applicable tax withholding resulting from such exercise by authorizing a third-party broker to sell all or a portion of the shares of Stock acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the Option Price and any applicable tax withholding resulting from such exercise.

      (d) Limitations on Exercise Alternatives. The Committee shall not permit an Optionee to pay such Optionee’s Option Price upon the exercise of an Option by having the Company reduce the number of shares of Stock that will be delivered pursuant to the exercise of the Option. In addition, the Committee shall not permit an Optionee to pay such Optionee’s Option Price upon the exercise of an Option by using shares of Stock other than Mature Shares. An Option may not be exercised for a fraction of a share of Stock.

      5.8     Transferability of Options.

      (a) Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to an Optionee under the Plan shall be exercisable during his or her lifetime only by the Optionee, and after that time, by the Optionee’s heirs or estate.

      (b) Nonqualified Stock Options. Except as otherwise provided in an Optionee’s Option Agreement, no NQSO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in an Optionee’s Option Agreement, all NQSOs granted to an Optionee under the Plan shall be exercisable during his or her lifetime only by such Optionee.

      Any attempted assignment of an Option in violation of this Section 5.8 shall be null and void.

      5.9     Notification of Disqualifying Disposition. If any Optionee shall make any disposition of shares of Stock issued pursuant to the exercise of an ISO under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), such Optionee shall notify the Company of such disposition within ten (10) days thereof.

      5.10     No Rights as Stockholder. An Optionee shall not have any rights as a stockholder with respect to Stock covered by an Option until the date a stock certificate for such Stock is issued by the Company; and, except as otherwise provided in Section 4.5, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such certificate.

      5.11     $100,000 Limitation on Incentive Stock Options. To the extent that the aggregate Fair Market Value of Stock with respect to which Incentive Stock Options first become exercisable by a Holder in any calendar year exceeds $100,000, taking into account both shares of Stock subject to Incentive Stock Options under the Plan and Stock subject to incentive stock options under all other plans of the Company, such Options shall be treated as Nonqualified Stock Options. For this purpose, the “Fair Market Value” of the Stock subject to Options shall be determined as of the date the Options were awarded. In reducing the number of Options treated as Incentive Stock Options to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

ARTICLE VI

STOCK APPRECIATION RIGHTS

      6.1     Authority to Grant Stock Appreciation Rights Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Stock Appreciation Rights under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Employee and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

      6.2     Type of Stock Appreciation Rights Available. SARs granted under the Plan may be Freestanding SARs, Tandem SARs or any combination of these forms of SARs. Subject to the terms and conditions of the Plan, a SAR granted under the Plan shall confer on the recipient a right to receive, upon exercise thereof, a cash amount equal to the excess of (a) the Fair Market Value of one share of the Stock on the date of exercise over (b) the grant price of the SAR, which shall not be less than 100 percent of the Fair Market Value of one share of the Stock on the date of grant of the SAR and in no event less than par value of one share of the Stock. The grant price of a Freestanding SAR shall not be less than the Fair Market Value of a share of the

Stock on the date of grant of the SAR. The grant price of a Tandem SAR shall equal the Option Price of the Option which is related to the Tandem SAR.

      6.3     Stock Appreciation Right Agreement. Each Award of SARs granted under the Plan shall be evidenced by an Award Agreement that shall specify (a) whether the SAR is intended to be a Freestanding SAR or a Tandem SAR, (b) the grant price of the SAR, (c) the term of the SAR, (d) the vesting and termination provisions and (e) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. The Committee may impose such additional conditions or restrictions on the exercise of any SAR as it may deem appropriate.

      6.4     Term of Stock Appreciation Rights. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided that no SAR shall be exercisable on or after the tenth anniversary date of its grant.

      6.5     Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

      6.6     Exercise of Tandem SARs.

      (a) Tandem SARs may be exercised for all or part of the shares of Stock subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable.

      (b) Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (1) the Tandem SAR will expire no later than the expiration of the underlying ISO; (2) the value of the payout with respect to the Tandem SAR may be for no more than 100 percent (100%) of the excess of the Fair Market Value of the shares of Stock subject to the underlying ISO at the time the Tandem SAR is exercised over the Option Price of the underlying ISO; and (3) the Tandem SAR may be exercised only when the Fair Market Value of the shares of Stock subject to the ISO exceeds the Option Price of the ISO.

      6.7     Payment of SAR Amount. Upon the exercise of a SAR, an Employee shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The excess of the Fair Market Value of a share of the Stock on the date of exercise over the grant price of the SAR by

(b) The number of shares of Stock with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Stock of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

      6.8     Termination of Employment. Each Award Agreement shall set forth the extent to which the grantee of a SAR shall have the right to exercise the SAR following the grantee’s Termination of Employment. Such provisions hall be determined in the sole discretion of the Committee, may be included in the Award Agreement entered into with the grantee, and need not be uniform among all SARs issued pursuant to the Plan and may reflect distinctions based on the reasons for termination.

      6.9     Nontransferability of SARs. Except as otherwise provided in a Holder’s Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Holder’s Award Agreement, all SARs granted to a Holder under the Plan shall be exercisable during his or her lifetime only by the Holder, and after that time, by the Holder’s heirs or estate. Any attempted assignment of a SAR in violation of this Section 6.9 shall be null and void.

      6.10     No Rights as Stockholder. A grantee of a SAR award, as such, shall have no rights as a stockholder.

      6.11     Restrictions on Stock Received. The Committee may impose such conditions and/or restrictions on any shares of Stock received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Holder hold the shares of Stock received upon exercise of a SAR for a specified period of time.

ARTICLE VII

RESTRICTED STOCK AWARDS

      7.1     Restricted Stock Awards. The Committee may make Awards of Restricted Stock to eligible persons selected by it. The amount of, the vesting and the transferability restrictions applicable to any Restricted Stock Award shall be determined by the Committee in its sole discretion. If the Committee imposes vesting or transferability restrictions on a Holder’s rights with respect to Restricted Stock, the Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for Shares issued pursuant to a Restricted Stock Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the Shares be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the Shares as counsel for the Company considers necessary or advisable to comply with applicable law.

      Each Restricted Stock Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

      7.2     Holder’s Rights as Stockholder. Subject to the terms and conditions of the Plan, each recipient of a Restricted Stock Award shall have all the rights of a stockholder with respect to the shares of Restricted Stock included in the Restricted Stock Award during the Period of Restriction established for the Restricted Stock Award. Dividends paid with respect to Restricted Stock in cash or property other than shares of Stock or rights to acquire shares of Stock shall be paid to the recipient of the Restricted Stock Award currently. Dividends paid in shares of Stock or rights to acquire shares of Stock shall be added to and become a part of the Restricted Stock. During the Period of Restriction, certificates representing the Restricted Stock shall be registered in the recipient’s name and bear a restrictive legend to the effect that ownership of such Restricted Stock, and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and the applicable Restricted Stock Award Agreement. Such certificates shall be deposited by the recipient with the Secretary of the Company or such other officer of the Company as may be designated by the Committee, together with all stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock which shall be forfeited in accordance with the Plan and the applicable Restricted Stock Award Agreement.

ARTICLE VIII

DEFERRED STOCK UNIT AWARDS

      8.1     Authority to Grant Deferred Stock Unit Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Deferred Stock Units under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any Deferred Stock Unit Award shall be determined by the Committee in its sole discretion. The Committee shall maintain a bookkeeping ledger account which reflects the number of Deferred Stock Units credited under the Plan for the benefit of a Holder.

      8.2     Deferred Stock Unit Awards. A Deferred Stock Unit shall be similar in nature to Restricted Stock except that no shares of Stock are actually transferred to the Holder until a later date specified in the applicable Award Agreement. Each Deferred Stock Unit shall have a value equal to the Fair Market Value of a share of Stock.

      8.3     Deferred Stock Unit Award Agreement. Each Deferred Stock Unit Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

      8.4     Payments Under Deferred Stock Unit Awards. Payments pursuant to a Deferred Stock Unit Award shall be made at such time as the Committee specifies in the Holder’s Award Agreement. Payment under a Deferred Stock Unit Award shall be made in shares of Stock that have an aggregate Fair Market Value equal to the value of the Deferred Stock Units.

      8.5     Holder’s Rights as Stockholder. Each recipient of Deferred Stock Units shall have no rights of a stockholder with respect to the Holder’s Deferred Stock Units. A Holder shall have no voting rights with respect to any Deferred Stock Unit Awards.

ARTICLE IX

PERFORMANCE STOCK AND PERFORMANCE UNIT AWARDS

      9.1     Authority to Grant Performance Stock and Performance Unit Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Performance Stock and Performance Unit Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any Performance Stock or Performance Unit Award shall be based upon the attainment of such Performance Goals as the Committee may determine. A Performance Goal for a particular Performance Stock or Performance Unit Award must be established by the Committee prior to the earlier to occur of (a) 90 days after the commencement of the period of service to which the Performance Goal relates or (b) the lapse of 25 percent of the period of service, and in any event while the outcome is substantially uncertain. A Performance Goal must be objective such that a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Employee, one or more business units of the Company, or the Company as a whole, with reference to one or more of the following: earnings per share, earnings per share growth, total shareholder return, economic value added, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income, stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, shareholder value, net cash flow, operating income, earnings before interest and taxes, cash flow, cash flow from operations, cost reductions, cost ratios (per employee or per customer), proceeds from dispositions, project completion time and budget goals, net cash flow before financing activities, customer growth and total market value. Goals may also be based on performance relative to a peer group of companies. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Performance Stock or Performance Unit Awards, it is intended that the Plan will conform with the standards of section 162(m) of the Code and Treasury Regulations § 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Stock or Performance Unit Awards made pursuant to the Plan shall be determined by the Committee. If the Committee imposes vesting or transferability restrictions on a recipient’s rights with respect to Performance Stock or Performance Unit Awards, the Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares of Stock issued pursuant to a Performance Stock or Performance Unit Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law.

      Each Performance Stock or Performance Unit Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

      9.2     Rights as Stockholder. Subject to the terms and conditions of the Plan, each Holder of Performance Stock or Performance Unit Award shall have all the rights of a stockholder with respect to the shares of Stock included in the Award during any period in which such shares of Stock are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares of Stock, if unrestricted shares of Stock of the same class have the right to vote. Dividends paid with respect to Performance Stock Awards in cash or property other than shares of Stock or rights to acquire shares of Stock shall be paid to the Holder currently. Dividends paid in shares of Stock or rights to acquire shares of Stock shall be added to and become a part of the Performance Stock Award.

      9.3     Increases Prohibited. None of the Committee or the Board of the Company may increase the amount of compensation payable under a Performance Stock or Performance Unit Award. If the time at which a Performance Stock or Performance Unit Award will vest is accelerated for any reason, the number of shares of Stock subject to the Performance Stock or Performance Unit Award shall be reduced pursuant to Department of Treasury Regulation section 1.162-27(e)(2)(iii) to reasonably reflect the time value of money.

ARTICLE X

CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS

      10.1     Authority to Grant Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Cash-Based Awards under the Plan to Employees in such amounts and upon such terms, including the achievement of specific performance goals, as the Committee shall determine.

      10.2     Authority to Grant Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms and provisions of the Plan (including the grant or offer for sale of unrestricted shares of Stock) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual shares of Stock to Holders, or payment in cash or otherwise of amounts based on the value of shares of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

      10.3     Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on shares of Stock, as determined by the Committee. The Committee may establish performance goals in its discretion for Cash-Based Awards and Other Stock-Based Awards. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Holder will depend on the extent to which the performance goals are met.

      10.4     Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or shares of Stock as the Committee determines.

      10.5     Termination of Employment. The Committee shall determine the extent to which a grantee’s rights with respect to Cash-Based Awards and Other Stock-Based Awards shall be affected by the grantee’s Termination of Employment. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Awards of Cash-Based Awards and Other Stock-Based Awards issued pursuant to the Plan.

      10.6     Nontransferability. Except as otherwise determined by the Committee, neither Cash-Based Awards nor Other Stock-Based Awards may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided by the Committee, a Holder’s rights under the Plan, if exercisable, shall be exercisable during his or her lifetime only by such Holder.

ARTICLE XI

SUBSTITUTION AWARDS

      Awards may be granted under the Plan from time to time in substitution for stock options and other awards held by employees of other corporations who are about to become Employees, or whose employer is about to become a parent or subsidiary corporation as contemplated in Section 3.1, conditioned in the case of an Incentive Stock Option upon the employee becoming an employee of the Company or a parent or subsidiary corporation of the Company, as the result of a merger of consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least 50 percent (50%) of the issued and outstanding stock of another corporation as the result of which it becomes a subsidiary of the Company. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Award in substitution for which they are granted, but with respect to Options that are Incentive Stock Options, no such variation shall be such as to affect the status of any such substitute Option as an incentive stock option under section 422 of the Code.

ARTICLE XII

ADMINISTRATION

      12.1     Awards. The Plan shall be administered by the Committee or, in the absence of the Committee, the Plan shall be administered by the Board. The members of the Committee shall serve at the discretion of the Board. The Committee shall have full and exclusive power and authority to administer the Plan and to take all actions that the Plan expressly contemplates or are necessary or appropriate in connection with the administration of the Plan with respect to Awards granted under the Plan.

      12.2     Authority of the Committee. The Committee shall have full and exclusive power to interpret and apply the terms and provisions of the Plan and Awards made under the Plan, and to adopt such rules, regulations and guidelines for implementing the Plan as the Committee may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. All questions of interpretation and application of the Plan, or as to award granted under the Plan, shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. When appropriate, the Plan shall be administered in order to qualify certain of the Options granted hereunder as Incentive Stock Options. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:

(a) determine the persons to whom and the time or times at which Awards will be made;

(b) determine the number and exercise price of shares of Stock covered in each Award, subject to the terms and provisions of the Plan;

(c) determine the terms, provisions and conditions of each Award, which need not be identical and need not match the default terms set forth in the Plan;

(d) accelerate the time at which any outstanding Award will vest;

(e) prescribe, amend and rescind rules and regulations relating to administration of the Plan; and

(f) make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Plan.

      The Committee may make an Award to an individual who the Company expects to become an Employee of the Company or any of its Affiliates within six (6) months after the date of grant of the Award, with the Award being subject to and conditioned on the individual actually becoming an Employee within that time period and subject to other terms and conditions as the Committee may establish. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award to a Holder in the manner and to the extent the Committee deems necessary or desirable to further the Plan’s objectives. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law and the terms and provisions of the Plan, the Committee may delegate its authority as identified in Section 12.3.

      The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article XII and all other Articles of the Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all persons. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Board shall be entitled to rely upon the advice, opinions, or valuations of any such persons.

      12.3     Decisions Binding. All determinations and decisions made by the Committee and the Board pursuant to the provisions of the Plan and all related orders and resolutions of the Committee and the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Holders and the estates and beneficiaries of Employees and Holders.

      12.4     No Liability. Under no circumstances shall the Company, the Board or the Committee incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company’s or the Committee’s roles in connection with the Plan.

ARTICLE XIII

AMENDMENT OR TERMINATION OF PLAN

      13.1     Amendment, Modification, Suspension, and Termination. Subject to Section 13.2 the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s stockholders and except as provided in Section 4.5, the Committee shall not directly or indirectly lower the exercise price of a previously granted Option or the grant price of a previously granted SAR issued under the Plan, and no amendment of the Plan shall be made without stockholder approval if stockholder approval is required by applicable law or stock exchange rules.

      13.2     Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Holder holding such Award.

ARTICLE XIV

MISCELLANEOUS

      14.1     Unfunded Plan/ No Establishment of a Trust Fund. Holders shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Affiliates may make to aid in meeting obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Holder, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in the Plan. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Holder under the Plan. All Holders shall at all times rely solely upon the general credit of the Company for the payment of any benefit which becomes payable under the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

      14.2     No Employment Obligation. The granting of any Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ, or utilize the services of, any Holder. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Award has been granted to him, and nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate any Holder’s employment at any time or for any reason not prohibited by law.

      14.3     Tax Withholding. The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Holder any sums required by federal, state or local tax law to be withheld with respect to the vesting or exercise of an Award or lapse of restrictions on an Award. In the alternative, the Company may require the Holder (or other person validly exercising the Award) to pay such sums for taxes directly to the Company or any Affiliate in cash or by check within ten days after the date of vesting, exercise or lapse of restrictions. In the discretion of the Committee, and with the consent of the Holder, the Company may reduce the number of shares of Stock issued to the Holder upon such Holder’s exercise of an Option to satisfy the tax withholding obligations of the Company or an Affiliate; provided that the Fair Market Value of the shares of Stock held back shall not exceed the Company’s or the Affiliate’s minimum statutory withholding tax obligations. The Committee may, in its discretion, permit a Holder to satisfy any minimum tax withholding obligations arising upon the vesting of Restricted Stock by delivering to the Holder of the Restricted Stock Award a reduced number of shares of Stock in the manner specified herein. If permitted by the Committee and acceptable to the Holder, at the time of vesting of shares of Restricted Stock, the Company shall (a) calculate the amount of the Company’s or an Affiliate’s minimum statutory tax withholding obligation on the assumption that all such shares of vested Restricted Stock are made available for delivery, (b) reduce the number of such shares of Stock made available for delivery so that the Fair Market Value of the shares of Stock withheld on the vesting date approximates the minimum amount of tax the Company or an Affiliate is obliged to withhold and (c) in lieu of the withheld shares of Stock, remit cash to the United States Treasury and other applicable governmental authorities, on behalf of the Holder, in the amount of the minimum withholding tax due. The Company shall withhold only whole shares of Stock to satisfy its minimum withholding obligation. Where the Fair Market Value of the withheld shares of Stock does not equal the Company’s minimum withholding tax obligation, the Company shall withhold shares of Stock with a Fair Market Value slightly less than the amount of its minimum withholding obligation and the Holder must satisfy the remaining minimum withholding obligation in some other manner permitted under this Section 14.3. The withheld shares of Stock not made available for delivery by the Company shall be retained as treasury shares or will be cancelled and, in either case, the Holder’s right, title and interest in such shares of Stock shall terminate. The Company shall have no obligation upon vesting or exercise of any Award or lapse of restrictions on Restricted Stock until the Company or an Affiliate has received payment sufficient to cover all minimum tax withholding amounts due with respect to that vesting, exercise or lapse of restrictions. Neither the Company nor any Affiliate shall be obligated to advise a Holder of the existence of the tax or the amount which it will be required to withhold.

      14.4     Written Agreement. Each Award shall be embodied in a written agreement or statement which shall be subject to the terms and conditions of the Plan. The Award Agreement shall be signed by a member of the Committee on behalf of the Committee and the Company or by an executive officer of the Company, other than the Holder, on behalf of the Company, and may be signed by the Holder to the extent required by the Committee. The Award Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms and provisions of the Plan.

      14.5     Indemnification of the Committee. The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further action on his or her part to indemnity from the Company for, all expenses (including attorney’s fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by such member in connection with or arising out of any action, suit or proceeding in which such member may be involved by reason of such member being or having been a member of the Committee, whether or not he or she continues to be a member of the Committee at the time of incurring the expenses, including, without limitation, matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been negligent in the performance of such member’s duty as a member of the Committee. However, this indemnity shall not include any expenses incurred by any member of the Committee in respect of matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee. In addition, no right of indemnification under the Plan shall be available to or enforceable by any member of the Committee unless, within 60 days after institution of any action, suit or proceeding, such member shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and shall be in addition to all other rights to which a member of the Committee may be entitled as a matter of law, contract or otherwise.

      14.6     Gender and Number. If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.

      14.7     Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

      14.8     Headings. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms and provisions of the Plan.

      14.9     Other Compensation Plans. The adoption of the Plan shall not affect any other option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive compensation arrangements for Employees.

      14.10     Other Awards. The grant of an Award shall not confer upon the Holder the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Holders, or the right to receive future Awards upon the same terms or conditions as previously granted.

      14.11     Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

      14.12     Law Limitations/ Governmental Approvals. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

      14.13     Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for shares of Stock issued under the Plan prior to:

(a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b) completion of any registration or other qualification of the Stock under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

      14.14     Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Stock as to which such requisite authority shall not have been obtained.

      14.15     Investment Representations. The Committee may require any person receiving Stock pursuant to an Award under the Plan to represent and warrant in writing that the person is acquiring the Shares for investment and without any present intention to sell or distribute such Stock.

      14.16     Persons Residing Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the TMW Group operates or has Employees, the Committee, in its sole discretion, shall have the power and authority to:

(a) determine which Affiliates shall be covered by the Plan;

(b) determine which persons employed outside the United States are eligible to participate in the Plan;

(c) amend or vary the terms and provisions of the Plan and the terms and conditions of any Award granted to persons who reside outside the United States;

(d) establish subplans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable — any subplans and modifications to Plan terms and procedures established under this Section 14.16 by the Committee shall be attached to the Plan document as Appendices; and

(e) take any action, before or after an Award is made, that it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals.

      Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

      14.17     No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, additional Awards, or other property shall be issued or paid in lieu of fractional shares of Stock or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

      14.18     Arbitration of Disputes. Any controversy arising out of or relating to the Plan or an Option Agreement shall be resolved by arbitration conducted pursuant to the arbitration rules of the American Arbitration Association. The arbitration shall be final and binding on the parties.

      14.19     Governing Law. The provisions of the Plan and the rights of all persons claiming thereunder shall be construed, administered and governed under the laws of the State of Texas.

STOCK OPTION AGREEMENT
(Non-Statutory Stock Option)

     This STOCK OPTION AGREEMENT (this “Agreement”) is effective ___(the “Date of Grant”), between THE MEN’S WEARHOUSE, INC., a Texas corporation (the “Company”), and ___(“Employee”).

WITNESSETH:

     WHEREAS, the Board of Directors of the Company has adopted, and the shareholders of the Company have approved, The Men’s Wearhouse, Inc. 1996 Long Term Incentive Plan (the “Plan”);

     WHEREAS, the Company considers that its interests will be served by granting Employee an option to purchase shares of common stock of the Company as an inducement for his continued and effective performance of services to the Company;

     NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereby agree as follows:

1.	Subject to the terms and conditions set forth in this Agreement and in the Plan, which is hereby incorporated herein by reference, the Company hereby grants to Employee a Non-Statutory Stock Option (the “Option”) to purchase ___shares of the common stock, $.01 par value, of the Company at a price of $___per share (The “Option Price”).

2.	The Option may be exercised in whole or in part as follows:

(a)	The Option may not be exercised until Employee has completed one-year of continuous employment with the Company or any subsidiary or wholly-owned affiliate of the Company following the Date of Grant;

Exercise Date	Shares Available to Exercise	Vesting Percentage

(b)	To the extent not exercised, installments shall be cumulative and may be exercised in whole or in part until expires on the tenth anniversary of the Date of Grant.

But in no event shall the option be exercisable after the tenth anniversary of the Date of Grant.

3.	Employee may exercise the Option by delivering to the Company a written notice stating (i) that such optionee wishes to exercise such Option on the date such notice is so delivered, (ii) the number of shares of stock with respect to which the option is to be exercised and (iii) the address to which the certificate representing such shares of stock should be mailed. In order to be effective, such written notice shall be accompanied by (i) payment of the Option Price of such shares of stock and (ii) payment of an amount of money necessary to satisfy any withholding tax liability that may result from the exercise of such Option. Each such payment shall be made by cashier’s check drawn on a national banking association and payable to the order of the Company in United States dollars.

4.	If, prior to the exercise of the Option in whole or in part, the Company subdivides or combines its stock into a greater or small number of shares or distributes a stock dividend or reclassifies its stock, there shall be deliverable to Employee, on the exercise of the Option, in lieu of each share of stock as to which the Option is exercisable, but for the same aggregate Option Price, such number of additional or new shares as are the equivalent substitute for the present shares covered by the Option, all as set forth in Paragraph 16 of the Plan.

5.	The Option granted Employee under this Agreement shall not be transferable or assignable by Employee other than by will or the laws of descent and distribution, and shall be exercisable during Employee’s lifetime only by him.

6.	The Option shall not be exercisable until (a) the effective registration under the Securities Act of 1933 as amended (the “Act”), or the shares to be received pursuant to this Agreement (unless in the opinion of counsel for the Company such offering is exempt from registration under the act); and (b) compliance with all other applicable laws.

7.	This Agreement may not be modified or terminated except by an agreement in writing signed by the party against whom enforcement of any such modification or termination is sought.

8.	The grant of the Option imposes no obligation on the Company to employ Employee for any period.

9.	Employee shall not have any rights as a shareholder with respect to any shares covered by the Option until the date of issuance of the stock certificate or certificates to him for such shares following his exercise of the Option, in whole or in part, pursuant to its terms and conditions and payment for the shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such certificate or certificates are issued.

10.	If Employee is an officer or “affiliate” of the Company (as such term is defined under the Act), Director consents to the placing of the certificate for any shares acquired upon exercise of the Option of an appropriate legend restricting resale or other transfer of such shares, except in accordance with the Act and all applicable rules thereunder.

11.	In the event of any difference of opinion between Employee and the Company concerning the meaning or effect of the Plan, such difference shall be resolved by the Committee referred to in Paragraph 2 of the Plan.

12.	The validity, construction and performance of this Agreement shall be governed by the laws of the State of Texas. The invalidity of any provision of this Agreement shall not affect the validity of any other provision.

13.	All offers, notices, demands, requests, acceptances or other communications hereunder shall be in writing and shall be deemed to have been duly made or given if mailed by registered or certified mail, return receipt requested, to the address reflected below or to such other address as either party may hereafter designate in writing to the other:

If to the Company:

The Men’s Wearhouse, Inc.
5803 Glenmont Drive
Houston, TX 77081-1701
Attention: Gary G. Ckodre

If to Employer:

14.	This Agreement shall, except as herein stated to the contrary, inure to the benefit of and be binding upon the legal representatives, “successors” and assigns of the parties hereto.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the day and year first above written.

THE MEN’S WEARHOUSE, INC.

By:

RESTRICTED STOCK AWARD AGREEMENT
The Men’s Wearhouse, Inc.
1996 Long-Term Incentive Plan

     This Restricted Stock Award Agreement (the “Agreement”) is made by and between The Men’s Wearhouse, Inc., a Texas corporation, (the “Company”) and _________(the “Employee”) effective as of the ______day of ___, 20___( the “Grant Date”), pursuant to The Men’s Wearhouse, Inc. 1996 Long-Term Incentive Plan, as amended and restated (the “Plan”), which is incorporated by reference herein in its entirety.

Whereas, the Company desires to grant to the Employee the shares of equity securities specified herein (the “Shares”), subject to the terms and conditions of this Agreement; and

Whereas, the Employee desires to have the opportunity to hold Shares subject to the terms and conditions of this Agreement;

Now, therefore, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.	Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:

(a)	“Forfeiture Restrictions” shall mean any prohibitions and restrictions set forth herein with respect to the sale or other disposition of Shares issued to the Employee hereunder and the obligation to forfeit and surrender such shares to the Company.

(b)	“Restricted Shares” shall mean the Shares that are subject to the Forfeiture Restrictions under this Agreement.

Capitalized terms not otherwise defined in this Agreement shall have the meanings given to such terms in the Plan.

2.	Grant of Restricted Shares. Effective as of the Grant Date, the Company shall cause to be issued in the Employee’s name the following Shares as Restricted Shares: ___shares of the Company’s common stock, $.01 par value. The Company shall cause certificates evidencing the Restricted Shares, and any shares of Stock or rights to acquire shares of Stock distributed by the Company in respect of Restricted Shares during any Period of Restriction (the “Retained Distributions”), to be issued in the Employee’s name. During the Period of Restriction such certificates shall bear a restrictive legend to the effect that ownership of such Restricted Shares (and any Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and this Agreement. The Employee shall have the right to vote the Restricted Shares awarded to the Employee and to receive and retain all regular dividends paid in cash or property (other than Retained

Distributions), and to exercise all other rights, powers and privileges of a holder of Shares, with respect to such Restricted Shares, with the exception that (a) the Employee shall not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares until the Forfeiture Restrictions applicable thereto shall have expired, (b) the Company shall retain custody of all Retained Distributions made or declared with respect to the Restricted Shares (and such Retained Distributions shall be subject to the same restrictions, terms and conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid, or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in separate accounts and (c) the Employee may not sell, assign, transfer, pledge, exchange, encumber, or dispose of the Restricted Shares or any Retained Distributions during the Period of Restriction. Upon issuance the shares shall be delivered to such depository as may be designated by the Committee as a depository for safekeeping until the forfeiture of such Restricted Shares occurs or the Forfeiture Restrictions lapse, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Shares and any securities constituting Retained Distributions which shall be forfeited in accordance with the Plan and this Agreement. In accepting the award of Shares set forth in this Agreement the Employee accepts and agrees to be bound by all the terms and conditions of the Plan and this Agreement.

3.	Transfer Restrictions. The Shares granted hereby may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of, to the extent then subject to the Forfeiture Restrictions. Any such attempted sale, assignment, pledge, exchange, hypothecation, transfer, encumbrance or disposition in violation of this Agreement shall be void and the Company shall not be bound thereby. Further, the Shares granted hereby that are no longer subject to Forfeiture Restrictions may not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws. The Employee also agrees (i) that the Company may refuse to cause the transfer of the Shares to be registered on the applicable stock transfer records if such proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of any applicable securities law and (ii) that the Company may give related instructions to the transfer agent, if any, to stop registration of the transfer of the Shares.

4.	Vesting. [To Be Determined by the Committee]

5.	Capital Adjustments and Reorganizations. The existence of the Restricted Shares shall not affect in any way the right or power of the Company or any company the stock of which is awarded pursuant to this Agreement to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding.

6.	Tax Withholding. To the extent that the receipt of the Restricted Shares or the lapse of any Forfeiture Restrictions results in income to the Employee for federal, state or local income or employment tax purposes with respect to which the Company has a withholding obligation, the Employee shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations, and, if the Employee fails to do so, the Company is authorized to withhold from the Shares granted hereby or from any cash or stock remuneration then or thereafter payable to the Employee in any capacity any tax required to be withheld by reason of such resulting income.

7.	Employment Relationship. For purposes of this Agreement, the Employee shall be considered to be in the employment of the Company and its Affiliates as long as the Employee has an employment relationship with the Company and its Affiliates. The Committee shall determine any questions as to whether and when there has been a termination of such employment relationship, and the cause of such termination, under the Plan and the Committee’s determination shall be final and binding on all persons.

8.	Section 83(b) Election. The Employee shall not exercise the election permitted under section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Restricted Shares without the written approval of the Chief Financial Officer of the Company. If the Chief Financial Officer of the Company permits the election, the Employee shall timely pay the Company the amount necessary to satisfy the Company’s attendant tax withholding obligations, if any.

9.	No Fractional Shares. All provisions of this Agreement concern whole Shares. If the application of any provision hereunder would yield a fractional share, such fractional share shall be rounded down to the next whole share if it is less than 0.5 and rounded up to the next whole share if it is 0.5 or more.

10.	Not an Employment Agreement. This Agreement is not an employment agreement, and no provision of this Agreement shall be construed or interpreted to create an employment relationship between the Employee and the Company and its Affiliates or guarantee the right to remain employed by the Company and its Affiliates for any specified term.

11.	Legend. If the Employee is an officer or affiliate of the Company under the Securities Act of 1933, the Employee consents to the placing on the certificate for the Shares of an appropriate legend restricting resale or other transfer of the Shares except in accordance with such Act and all applicable rules thereunder.

12.	Notices. Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the then current address of the Company’s Principal Corporate Office, and to the Employee at the Employee’s residential address indicated beneath the Employee’s signature on the execution page of this Agreement, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

13.	Amendment and Waiver. This Agreement may be amended, modified or superseded only by written instrument executed by the Company and the Employee. Only a written instrument executed and delivered by the party waiving compliance hereof shall make any waiver of the terms or conditions. Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company other than the Employee. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner effect the right to enforce the same. No waiver by any party of any term or condition, or the breach of any term or condition contained in this Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any other condition, or the breach of any other term or condition.

14.	Governing Law and Severability. This Agreement shall be governed by the laws of the State of Texas without regard to its conflicts of law provisions. The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.

15.	Successors and Assigns. Subject to the limitations which this Agreement imposes upon the transferability of the Shares granted hereby, this Agreement shall bind, be enforceable by and inure to the benefit of the Company and its successors and assigns, and to the Employee, the Employee’s permitted assigns, executors, administrators, agents, legal and personal representatives.

16.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original for all purposes but all of which taken together shall constitute but one and the same instrument.

     In Witness Whereof, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Employee has executed this Agreement, all effective as of the date first above written.

THE MEN’S WEARHOUSE, INC.

By:

Title:

EMPLOYEE:

Name:

Address:

DEFERRED STOCK UNIT AWARD AGREEMENT
The Men’s Wearhouse, Inc.
1996 Long-Term Incentive Plan

     This Deferred Stock Unit Award Agreement (the “Agreement”) is made by and between The Men’s Wearhouse, Inc., a Texas corporation (the “Company”), and ___ (the “Employee”) effective as of the ___day of ___, 20___( the “Grant Date”), pursuant to The Men’s Wearhouse, Inc. 1996 Long-Term Incentive Plan, as amended and restated (the “Plan”), which is incorporated by reference herein in its entirety.

Whereas, the Company desires to grant to the Employee the Deferred Stock Units specified herein, subject to the terms and conditions of this Agreement; and

Whereas, the Employee desires to have the opportunity to receive from the Company an award of Deferred Stock Units subject to the terms and conditions of this Agreement;

Now, therefore, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.	Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:

(a)	“Common Stock” shall mean the common stock of the Company, $.01 par value per share (or such other par value as may be designated by act of the Company’s shareholders).

(b)	“Forfeiture Restrictions” shall mean the prohibitions and restrictions set forth herein with respect to the sale or other disposition of the Deferred Stock Units issued to the Employee hereunder and the obligation to forfeit and surrender such Deferred Stock Units to the Company.

(c)	“Deferred Stock Unit” shall mean a Deferred Stock Unit issued under the Plan that is subject to the Forfeiture Restrictions.

Capitalized terms not otherwise defined in this Agreement shall have the meanings given to such terms in the Plan.

2.	Grant of Deferred Stock Units. Effective as of the Grant Date, the Company hereby grants to the Employee ______ Deferred Stock Units. In accepting the award of Deferred Stock Units granted in this Agreement the Employee accepts and agrees to be bound by all the terms and conditions of the Plan and this Agreement. Upon the lapse of the Forfeiture Restrictions applicable to a Deferred Stock Unit that is awarded hereby, the Company shall issue to the Employee one share of the Common Stock in exchange for such Deferred Stock Unit and thereafter the Employee shall have no further rights with respect to such Deferred Stock Unit. The Company shall cause to be delivered to the Employee in electronic or certificated form any shares of the Common Stock that are to be issued under the terms of this Agreement in exchange for Deferred Stock Units awarded hereby, and such shares of the Common Stock shall be transferable by the Employee as provided herein (except to the extent that any proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of applicable securities law).

3.	Deferred Stock Units Do Not Award Any Rights Of A Shareholder. The Employee shall not have the voting rights or any of the other rights, powers or privileges of a holder of the Common Stock with respect to the Deferred Stock Units that are awarded hereby. Only after a share of the Common Stock is issued in exchange for a Deferred Stock Unit will the Employee have all of the rights of a shareholder with respect to such share of Common Stock issued in exchange for a Deferred Stock Unit.

4.	Dividend Equivalent Payments. If during the period the Employee holds any Deferred Stock Units granted under this Agreement the Company pays a dividend in cash with respect to the outstanding shares of the Common Stock (a “Cash Dividend”), then the Company will pay in cash to the Employee, as soon as administratively practicable after the payment of such Cash Dividend, an amount equal to the product of (a) the Deferred Stock Units awarded hereby that have not been forfeited to the Company or exchanged by the Company for shares of the Common Stock and (b) the amount of the Cash Dividend paid per share of the Common Stock. If during the period the Employee holds any Deferred Stock Units granted under this Agreement the Company pays a dividend in shares of the Common Stock with respect to the outstanding shares of the Common Stock, then the Company will increase the Deferred Stock Units awarded hereby that have not then been forfeited to or exchanged by the Company for shares of the Common Stock by an amount equal to the product of (a) the Deferred Stock Units awarded hereby that have not been forfeited to the Company or exchanged by the Company for shares of the Common Stock and (b) the number of shares of the Common Stock paid by the Company per share of the Common Stock (collectively, the “Stock Dividend Deferred Stock Units”). Each Stock Dividend Deferred Stock Unit will be subject to same Forfeiture Restrictions and other restrictions, limitations and conditions applicable to the Deferred Stock Unit for which such Stock Dividend Deferred Stock Unit was awarded and will be exchanged for shares of the Common Stock at the same time and on the same basis as such Deferred Stock Unit.

5.	Transfer Restrictions. The Deferred Stock Units granted hereby may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of (other than by will or the applicable laws of descent and distribution). Any such attempted sale, assignment, pledge, exchange, hypothecation, transfer, encumbrance or disposition in violation of this Agreement shall be void and the Company shall not be bound thereby. Further, any shares of the Common Stock issued to the Employee in exchange for Deferred Stock Units awarded hereby may not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable securities laws. The Employee also agree that (a) the Company may refuse to cause the transfer of any such shares of the Common Stock to be registered on the stock register of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (b) the Company may give related instructions to the transfer agent, if any, to stop registration of the transfer of such shares of the Common Stock. The shares of Common Stock that may be issued under the Plan are registered with the Securities and Exchange Commission under a Registration Statement on Form S-8. A Prospectus describing the Plan and the shares of Common Stock is available from the Company.

6.	Vesting. [To Be Determined By the Committee]

7.	Capital Adjustments and Reorganizations. The existence of the Deferred Stock Units shall not affect in any way the right or power of the Company or any company the stock of which is awarded pursuant to this Agreement to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding.

8.	Tax Withholding. To the extent that the receipt of the Deferred Stock Units, any payment in cash or the lapse of any Forfeiture Restrictions results in income to the Employee for federal, state or local income, employment or other tax purposes with respect to which the Company has a withholding obligation, the Employee shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations, and, if the Employee fails to do so, the Company is authorized to withhold from the shares of Common Stock issued in exchange for the Deferred Stock Units, any payment in cash under the Agreement or from any cash or stock remuneration then or thereafter payable to the Employee in any capacity any tax required to be withheld by reason of such resulting income, including (without limitation) shares of the Common Stock sufficient to satisfy the withholding obligation based on the Fair Market Value of the Common Stock for the trading day immediately preceding the date that the withholding obligation arises.

9.	Nontransferability. The Agreement is not transferable by the Employee otherwise than by will or by the laws of descent and distribution.

10.	Employment Relationship. For purposes of this Agreement, the Employee shall be considered to be in the employment of the Company and its Affiliates as long as the Employee has an employment relationship with the Company and its Affiliates. The Committee shall determine any questions as to whether and when there has been a termination of such employment relationship, and the cause of such termination, under the Plan and the Committee’s determination shall be final and binding on all persons.

11.	No Fractional Shares. All provisions of this Agreement concern whole Shares. If the application of any provision hereunder would yield a fractional share, such fractional share shall be rounded down to the next whole share if it is less than 0.5 and rounded up to the next whole share if it is 0.5 or more.

12.	Not an Employment Agreement. This Agreement is not an employment agreement, and no provision of this Agreement shall be construed or interpreted to create an employment relationship between the Employee and the Company and its Affiliates or guarantee the right to remain employed by the Company and its Affiliates for any specified term.

13.	Legend. If the Employee is an officer or affiliate of the Company under the Securities Act of 1933, the Employee consents to the placing on the certificate for any shares of Common Stock issued under the Agreement in certificated form an appropriate legend restricting resale or other transfer of such shares except in accordance with such act and all applicable rules thereunder.

14.	Notices. Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the then current address of the Company’s Principal Corporate Office, and to the Employee at the Employee’s residential address indicated beneath the Employee’s signature on the execution page of this Agreement, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by courier or delivery service, or sent by certified or registered mail, return receipt requested.

15.	Amendment and Waiver. This Agreement may be amended, modified or superseded only by written instrument executed by the Company and the Employee. Only a written instrument executed and delivered by the party waiving compliance hereof shall make any waiver of the terms or conditions. Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company other than the Employee. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner effect the right to enforce the same. No waiver by any party of any term or condition, or the breach of any term or condition contained in this Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any other condition, or the breach of any other term or condition.

16.	Governing Law and Severability. This Agreement shall be governed by the laws of the State of Texas without regard to its conflicts of law provisions. The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.

17.	Successors and Assigns. Subject to the limitations which this Agreement imposes upon the transferability of the Deferred Stock Units granted hereby and any shares of the Common Stock issued hereunder, this Agreement shall bind, be enforceable by and inure to the benefit of the Company and its successors and assigns, and to the Employee, the Employee’s permitted assigns, executors, administrators, agents, legal and personal representatives.

18.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original for all purposes but all of which taken together shall constitute but one and the same instrument.

     In Witness Whereof, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Employee has executed this Agreement, all effective as of the date first above written.

THE MEN’S WEARHOUSE, INC.

By:

Title:

EMPLOYEE:

Name:

Address: